                                                                    EXHIBIT 99.1


Investor Contact:                               Media Contact:
- -----------------                               --------------
Kathy Brooks Makrakis                           Janey M. Loyd
(914) 696-6509                                  (914) 696-6330

FOR IMMEDIATE RELEASE  (Tuesday, April 23, 1996)
- -------------------------------------------------

                     TAMBRANDS REPORTS FIRST-QUARTER GAINS
                     -------------------------------------

White Plains, New York--April 23, 1996--Tambrands Inc. (NYSE:TMB) today announced that sales and earnings for the first quarter of 1996 exceeded the year-ago period. For the quarter ended March 31, 1996, net sales were $168,989,000, 1% higher than sales of $166,947,000 in the first quarter of 1995. Worldwide unit volume was 1% below the record-breaking volume of the 1995 first quarter.

Net earnings for the first quarter improved to $23,630,000, 4% above the $22,822,000 earned in the year-ago period. The Company earned $0.64 per share, up 3% from first-quarter 1995 earnings of $0.62 per share.

Edward T. Fogarty, President and Chief Executive Officer of Tambrands, commenting at the Annual Meeting of Shareholders held earlier today, said that the first quarter was "successful despite a high level of competitive activity and a comparison with the very strong first quarter of 1995." He also discussed Tambrands' extensive new product activity: "Early results are excellent for our new all-cotton Tampax Naturals, which began shipping in the U.S. market during the first quarter. In addition, Tampax Non-Applicator was launched in France and Australia with good early results. The combination of building new product momentum and significantly increased marketing support levels puts us in a strong position going forward in 1996."

The Company also announced that the Board of Directors today declared a regular quarterly dividend of $.46 per share, payable on June 17, 1996 to shareholders of record on June 3, 1996.

Tambrands has manufactured Tampax(R) tampons for 60 years, and today is the worldwide market leader. Tampax tampons are sold in over 150 countries and are used with confidence by millions of women.

A summary of consolidated operating results for the three months ended March 31, 1996 is attached.

                                    #  #  #
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                                 TAMBRANDS INC.
                         CONSOLIDATED INCOME STATEMENTS
                            3 Months Ended March 31


                                      3 Months Ended
                                         March 31
(In thousands, except                    --------        Percent
per share figures)                   1996       1995     Change
                                   ---------  ---------  -------

NET SALES                          $168,989   $166,947        1

COST OF PRODUCTS SOLD                55,841     55,304        1
                                   --------   --------

GROSS PROFIT                        113,148    111,643        1

SELLING, ADMIN.
AND GENERAL:

  MARKETING, SELLING
  AND DISTRIBUTION                   60,453     58,684        3

  ADMIN. AND GENERAL                 13,482     13,715       (2)
                                   --------   --------
                                     73,935     72,399        2
                                   --------   --------

OPERATING INCOME                     39,213     39,244       --

INTEREST, NET AND OTHER              (2,117)    (2,434)     (13)
                                   --------

EARNINGS BEFORE PROVISION
FOR INCOME TAXES                     37,096     36,810        1

PROVISION FOR INCOME TAXES           13,466     13,988       (4)
                                   --------   --------

NET EARNINGS                       $ 23,630   $ 22,822        4
                                   ========   ========


NET EARNINGS PER COMMON SHARE      $   0.64   $   0.62        3
                                   ========   ========


AVERAGE SHARES OUTSTANDING           36,775     36,685